As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

87-0698303

(I.R.S. Employer Identification No.)

EnerNOC, Inc.

101 Federal Street, Suite 1100

Boston, Massachusetts 02110

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated EnerNOC, Inc. 2007

Employee, Director and Consultant Stock Plan

(Full Title of the Plan)

Timothy G. Healy

Chief Executive Officer

EnerNOC, Inc.

101 Federal Street, Suite 1100

Boston, Massachusetts 02110

(Name and Address of Agent for Service)

(617) 224-9900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	520,000 shares	$7.26	$3,775,200.00	$433.00

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	The price of $7.26 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on March 14, 2012, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are to be issued in connection with equity awards that have not been granted and therefore are without a fixed price.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-143906) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-143906) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 15, 2012.

ENERNOC, INC.

By:	/s/ Timothy G. Healy
Timothy G. Healy
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EnerNOC, Inc. (the “Company”), hereby severally constitute and appoint Timothy G. Healy, David B. Brewster and David M. Samuels, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2012:

Signature	Title(s)

/s/ Timothy G. Healy Timothy G. Healy	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Timothy Weller Timothy Weller	Chief Financial Officer (principal financial officer)

/s/ Kevin Bligh Kevin Bligh	Chief Accounting Officer (principal accounting officer)

/s/ David B. Brewster David B. Brewster	President and Director

/s/ Richard Dieter Richard Dieter	Director

/s/ TJ Glauthier TJ Glauthier	Director

/s/ Arthur Coviello Arthur Coviello	Director

/s/ Susan F. Tierney Susan F. Tierney, Ph.D.	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)